                                                                   Exhibit 21

                               SUBSIDIARIES OF THE REGISTRANT

                                                            Percentage of Voting
                                                            Securities Owned By
                                                            Immediate Parent as
                                                            of December 31, 1999
                                                            --------------------
Consolidated subsidiaries of the Registrant
 (Jurisdiction of incorporation):
 Parker Drilling Company of South America, Inc. (Oklahoma)             100%
 Parker Drilling Company of Oklahoma, Inc. (Oklahoma)                  100%
 Parker Technology, Inc. (Oklahoma) (1)                                100%
 Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.)
 (Texas) (2)                                                           100%
 Parker Drilling Company International Limited (Nevada) (3)            100%
 Parker Drilling Company of New Guinea, Inc. (Oklahoma)                100%
 Parker Drilling Company Limited (Nevada)                              100%
 Parker North America Operations, Inc. (Nevada) (4)                    100%
 Parker Drilling Offshore Corportion (formerly Hercules Offshore
  Corporation) (Texas)                                                 100%
 Parker Drilling Company (Bolivia) S.A. (Bolivia)                      100%


Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary.
All subsidiaries are included in the consolidated financial statements.
---------------------------------------------------------------------------
     (1) Parker Technology, Inc. owns 100% of two subsidiary corporations, namely:
                 Parco Masts and Substructures, Inc. (Oklahoma)
                 Parker Valve Company (Texas)
     (2) Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) owns 100% of Parker Drilling Company Limited (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited owns 7% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma).
     (3) Parker Drilling Company International Limited owns 100% of four subsidiary corporations, namely:
                 Parker Drilling International of New Zealand Limited (New Zealand)
                 Choctaw International Rig Corp. (Nevada) (which owns 100% of the common stock of Parker Drilling Company of Indonesia, Inc. (Oklahoma))
                 Creek International Rig Corp. (Nevada) (which owns 100% of Perforadora Ecuatoriana (Ecuador))
                 Parker Drilling Company of Argentina, Inc., (Nevada).
     (4) Parker North America Operations, Inc. owns 100% of:
                 Parker Drilling Company North America, Inc. (Nevada).
                 Parker Drilling U.S.A. Ltd. (Nevada) which owns:
                            Parker Drilling Offshore International, Inc.
                            (Cayman Islands)-100%
                            Mallard Bay Drilling Nigeria Limited (Nigeria) -
                            100%
                            Mallard Drilling of South America, Inc. (Cayman Islands) - 100%
                            Parker Drilling Offshore U.S.A., L.L.C. (formerly Mallard Bay Drilling L.L.C) (Oklahoma) - 99%
                            Quail Tools, L.L.P. (Oklahoma) - 99%
                 Parker Drilling Company Limited (Oklahoma) which owns 1% of:
                            Parker Drilling Offshore U.S.A., L.L.C. (formerly Mallard Bay Drilling L.L.C.) (Oklahoma)
                            Quail Tools, L.L.P. (Oklahoma)
                            Parker Technology, L.L.C. (Louisiana)